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Exhibit 3.2

                                     BYLAWS

                                       OF

                             GTE NORTH INCORPORATED

                         INCORPORATED UNDER THE LAWS OF

                             THE STATE OF WISCONSIN

                                     (1992)











Adopted:          June 26, 1992
Amended:          January 25, 1996
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                                              GTE NORTH INCORPORATED

                                                 TABLE OF CONTENTS

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                                                     ARTICLE I

                                               Stocks and Transfers

Section 1.        Certificates of Stock...........................................................................1
Section 2.        Stock Classes, Rights and Preferences...........................................................1
Section 3.        Transfer of Shares; Lost and Destroyed Certificates.............................................1

                                                    ARTICLE II

                                             Meetings of Stockholders

Section 4.        Annual Meeting..................................................................................1
Section 5.        Special Meeting.................................................................................1
Section 6.        Notice of Meeting; Waiver of Notice.............................................................2
Section 7.        Quorum..........................................................................................2
Section 8.        Organization....................................................................................2
Section 9.        Proxy...........................................................................................2
Section 10.       Action Without Meeting..........................................................................2


                                                    ARTICLE III

                                                Board of Directors

Section 11.       Number and Election of Directors................................................................2
Section 12.       Regular Meetings................................................................................3
Section 13.       Special Meetings................................................................................3
Section 14.       Notice..........................................................................................3
Section 15.       Quorum and Organization.........................................................................3
Section 16.       Directors' Compensation.........................................................................3
Section 17.       Officer Serving as Director - Term..............................................................4
Section 18.       Committees......................................................................................4
Section 19.       Action Without Meeting..........................................................................4


                                                    ARTICLE IV

                                                     Officers

Section 20.       Election of Officers............................................................................4
Section 21.       Term of Office..................................................................................4
Section 22.       President.......................................................................................4
Section 23.       Vice Presidents.................................................................................5
Section 24.       Secretary.......................................................................................5
Section 25.       Treasurer.......................................................................................5
Section 26.       Controller......................................................................................6
Section 27.       Assistant Secretaries, Assistant Treasurers and Assistant Controllers...........................6
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                                              GTE NORTH INCORPORATED

                                                 TABLE OF CONTENTS

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                                                     ARTICLE V

                                                   Miscellaneous

Section 28.       Signature Authorization.........................................................................7
Section 29.       Dividends.......................................................................................7
Section 30.       Fiscal Year.....................................................................................7
Section 31.       Stock Held in Other Corporations - Voting.......................................................7
Section 32.       Corporate Seal..................................................................................7


                                                    ARTICLE VI

                                           Amendment or Repeal of Bylaws

Section 33.       Amendment or Repeal.............................................................................7
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                             GTE NORTH INCORPORATED

                                     BYLAWS

                                    ARTICLE I

                              Stocks and Transfers

         Section 1. Certificates of Stock. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number of shares owned by such stockholder, whether common or preferred. All certificates of stock shall, at the time of their issuance, be signed by the President, or a Vice President, and by the Secretary or Assistant Secretary, provided that when such certificates are also signed by a transfer agent, or a registrar, or both, the signatures thereon of any such President, Vice President, Secretary or Assistant Secretary may be facsimiles.

         Section 2. Stock Classes, Rights and Preferences. The stock of the Company shall be divided into such classes and with such relative rights and preferences, as shall be provided by the charter of the Company as the same may from time to time be amended in accordance with the laws of Wisconsin.

         Section 3. Transfer of Shares; Lost and Destroyed Certificates. Shares of stock shall be transferable only on the books of the Company and upon proper endorsement and surrender of the outstanding certificates representing the same. If an outstanding certificate of stock shall be lost, destroyed, or stolen, the holder thereof may have a new certificate upon producing evidence satisfactory to the Board of Directors of such loss, destruction, or theft, and upon furnishing to the Company a bond of indemnity deemed sufficient by the Board of Directors.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 4. Annual Meeting. The annual meeting of the stockholders shall be held on a business day in the month of March each year, the specific date, time and location of which are to be designated by the President of the Corporation or by the Board of Directors, and at such annual meeting a Board of Directors shall be elected and such other business shall be transacted as may come before such meeting.

         Section 5. Special Meeting. Special meetings of the stockholders may be called by the President of the Corporation or by the Board of Directors, or by a majority of the Directors individually, or by the holders of not less than one-third of the total outstanding capital stock of the Company, or in such other manner as may be provided by statute.

         Section 6. Notice of Meeting; Waiver of Notice. Notice of the time and place of each annual or special meeting of stockholders shall be sent by mail to the recorded address of each stockholder not less than ten days before the date of the meeting, except in cases where other special method of notice may be required by statute, in which case the statutory method shall be followed. The notice of a special meeting shall state the object of the meeting. Notice of any meeting of the stockholders may be waived by any stockholders.

         Section 7. Quorum. At any stockholders' meeting a majority of the stock outstanding (excluding such shares as may be owned by the Company) must be represented in order to constitute a quorum for the transaction of business, but the stockholders represented at any meeting, though less than a quorum, may adjourn to some other day or sine die.

         Section 8. Organization. The President, or in his absence, a Vice President, shall act as Chairman at each meeting of the stockholders of the Company, and the Secretary, or in his absence, an Assistant Secretary, shall act as Secretary, unless the meeting shall otherwise decide.

         Section 9. Proxy. Any stockholder having the right to vote at a meeting of stockholders may exercise such
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right by voting at such meeting either in person or by proxy appointed by an instrument in writing subscribed by such stockholder.

         Section 10. Action Without Meeting. Any action to be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by the number of shareholders necessary to take the action and delivered to the corporation for inclusion in the corporate records.

                                   ARTICLE III

                               Board of Directors

         Section 11. Number and Election of Directors. The Board of Directors shall consist of no fewer than two members and no more than thirty-three members and shall be elected at each annual meeting of the stockholders, but if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the stockholders after proper notice or by written consent of the shareholders entitled to vote. The Directors so elected shall serve for a term of one year and until their respective successors, willing to serve, shall have been elected. The Board of Directors may accept resignations of individual Directors and may fill, until the first annual election thereafter and until the necessary election shall have taken place, vacancies occurring at any time in the membership of the Board by death, resignation, or otherwise.

         Section 12. Regular Meetings. The first regular meeting of the Board of Directors shall be held within a reasonable time following the annual meeting of stockholders each year, the specific date, time and location of which are to be designated by the President of the Corporation. In case the President shall fail to call such meeting, it may be called by any Director. Either the President, or the Board may provide for the holding of other regular meetings and may fix the time and place of holding such meetings. Notice of every regular meeting of the Board, stating the time and place at which such meeting will be held, shall be given to each Director personally or by telegraph or by telephone at least 48 hours before the time at which such meeting is to be held, or by depositing the same in the mails, properly addressed, at least five days before the date of such meeting.

         Section 13. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President, or by a Vice President when acting as President, or by any two Directors. Notice of every special meeting of the Board, stating the time and the place at which such meeting will be held, shall be given to each Director personally or by telegraph or by telephone at least 48 hours before the time at which such meeting is to be held, or by depositing the same in the mails, properly addressed, at least five days before the date of such meeting.

         Section 14. Notice. Notice of any meeting of the Board may be waived by any Director.

         Section 15. Quorum and Organization. One-third of the Directors of this Corporation shall constitute a quorum for the transaction of any and all business presented to any regular or special meeting of the Board of Directors, but a lesser number may adjourn the meeting to some other day or sine die. At every meeting of the Board, a chairman chosen by a majority of the directors present shall preside, and the Secretary, or in his absence, an Assistant Secretary, of the Company shall act as Secretary, unless the meeting shall otherwise decide.

         Section 16. Directors' Compensation. Directors' compensation for their services as such shall be in such reasonable amount as is established from time to time by resolution of the Board, except that any Director who also serves the Corporation, or one of its affiliates, in any other capacity and receives therefor a salary or retainer, shall not be entitled to additional compensation for his services as a Director. Directors may also be entitled by resolution of the Board to be reimbursed for expenses in connection with attendance at any meeting or adjournment thereof.

         Section 17. Officer Serving as Director - Term. Any Officer of this Corporation or of any subsidiary or affiliate Corporation who may be elected as a Director of this Corporation shall automatically cease to be a Director of this Corporation upon his retirement or the termination of his employment for any reason as an Officer of this Corporation or such subsidiary or affiliate Corporation.
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         Section 18. Committees. The Board of Directors is authorized to designate, by a majority vote, committees of the Board possessing such powers as provided in the resolution designating any such committees and as permitted by law. Each committee shall consist of two or more members and one-third of the committee's membership shall constitute a quorum.

         Section 19. Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board of Directors may be taken without a meeting if the action is evidenced by unanimous written consent describing the action taken signed by each member of the Board or committee of the Board, as applicable, and delivered to the Corporation for inclusion in the corporate records.

                                   ARTICLE IV

                                    Officers

         Section 20. Election of Officers. There shall be elected by the Board of Directors after the annual election of Directors in each year, the following principal Officers, namely: A President, such a number of Vice Presidents as the Board at the time may decide upon, a Secretary, a Treasurer, and a Controller. Any two of such offices, except those of President, and of Vice President, or those of President, and of Secretary, may be held and the duties thereof may be performed by one person. The Board may, in its discretion, also elect for any year one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other Officers as may from time to time be provided for by the Board.

         Section 21. Term of Office. All Officers, unless sooner removed, shall hold their respective offices until the next succeeding annual election of Directors and until their successors, willing to serve, shall have been elected, but any Officer may be removed from office at the pleasure of the Board.

         Section 22. President. The President shall have the general management and direction, subject to the control of the Board of Directors, of the business of the Company, including power to appoint and to remove and discharge any and all agents and employees of the Company not elected or appointed directly by the Board of Directors. He shall have such other powers and duties as usually devolve upon the President of a Corporation, and such further powers and duties as may from time to time be prescribed by the Board of Directors. He shall, if in attendance, preside at meetings of the Board of Directors. He may, with the approval of the Board of Directors, delegate any part of his duties to one or more of the Vice Presidents of the Company.

         Section 23. Vice Presidents. Each of the Vice Presidents shall have such powers and duties as may be prescribed for him by the Board of Directors, or be delegated to him by the President. In the absence or inability of the President, or in case of his death, resignation, or removal from office, the powers and duties of the President shall temporarily devolve upon such one of the Vice Presidents as the Board shall have designated or shall designate for the purpose, and the Officer so designated shall have and exercise all powers and duties of the President during such absence or disability, or until the vacancy in the office of President shall be filled.

         Section 24. Secretary. The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minutes, and stock books of the Company. He shall also act as Secretary of all stockholders' meetings and keep a record thereof, except as some other person may be selected as Secretary by such meeting. He shall keep or arrange for the keeping of a suitable record of the addresses of the stockholders and shall, except as may be otherwise required by a statute or by the Bylaws, sign and issue and publish all notices required for meetings of stockholders and of the Board of Directors. He shall sign all stock certificates, bonds, and mortgages, and all other documents and papers to which his signature may be necessary or appropriate, shall affix the seal of the Corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary or as may be prescribed for him by the President or by the Board of Directors, when authorized by these Bylaws or by the Board of Directors, his signature may be by facsimile.

         Section 25. Treasurer. The Treasurer shall have charge of, and be responsible for, the collection, receipt,
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custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies, or safety vaults as the Board of Directors may direct. He shall have the custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the Company naturally belong in the office or custody of the Treasurer, or shall be placed in his custody by the Board of Directors, by the President, or by any one of the Vice Presidents when acting as or on behalf of the President. He shall provide for the disbursement of money by the Company for payment of approved bills, and shall have such other powers and duties as are commonly incidental to the office of Treasurer, or may be prescribed for him by the President or by the Board of Directors. He may be required to give bond to the Company for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors.

         Section 26. Controller. The Controller shall be the principal accounting Officer of the Company. He shall have general supervision over the books and accounts of the Company relating to receipts and disbursements and shall arrange the form of all vouchers, accounts reports, and returns required by the various departments. He shall examine the accounts of all Officers and employees from time to time, and as often as practicable, and shall see that proper returns are made of all receipts from all sources, and that correct vouchers are turned over to him for all disbursements for any purpose. All bills properly made in detail and certified, shall be submitted to him, and he shall be responsible for their audit and, if found satisfactory and correct, their approval; provided, however, that no bill shall be audited or approved unless the charges covered by the bills have been previously approved through working order, requisition, or otherwise, by the head of the department or division in which it originated, or unless he shall be otherwise satisfied of its propriety and correctness. He shall have full access to all contracts, correspondence, and other papers and records of the Company relating to its business matters, and shall have custody of its account books, original contracts, and other papers relating to the accounts of the Company, except such as in the practical business operations of the Company shall naturally belong in the custody of the Treasurer, or shall be placed in his custody by the Board of Directors, by the President, or by one of the Vice Presidents when acting as or on behalf of the President. The Controller shall have such other powers and duties as are commonly incidental to the office of Controller or as may be prescribed for him. He may be required to give bond to the Company for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the President or by the Board of Directors.

         Section 27. Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Assistant Secretaries, Assistant Treasurers, and Assistant Controllers shall respectively assist the Secretary, Treasurer, and Controller of the Company in the performance of the respective duties assigned to such principal Officers, and, in assisting the principal Officer, each assistant Officer shall, for such purposes, have the same powers as the principal Officer. During the absence or disability of any such principal Officer, his powers and duties shall devolve upon an assistant designated by such principal Officer or by the President or by the Board of Directors.

                                    ARTICLE V

                                  Miscellaneous

         Section 28. Signature Authorization. The Board of Directors is authorized to pass such resolutions as they deem necessary and proper to govern the Company's accounts, deposits and other business relationships with banks and trust companies, its procedures for designating persons to sign checks and other banking and commercial documents, governing lending and borrowing transactions of the Company and governing procedures for the payment of bills. The Board of Directors is further authorized to designate the appropriate officers to execute appropriate documents related to the transactions described in this Section 28 of ARTICLE V.

         Section 29. Dividends. All dividends shall be declared by the Board of Directors.

         Section 30. Fiscal Year. The fiscal year of the Company shall be the calendar year.

         Section 31. Stock Held in Other Corporations - Voting. All shares of stock of any other Corporation owned by this Company shall be voted at any meeting of the stockholders of such Corporation by the President of this Company, unless the Board of Directors shall by resolution designate some other person for that purpose, and the President or such other person so designated may vote such stock upon any question that may be presented at such meeting, and may, on behalf
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of the Company, waive any notice of the calling for such meeting required by statute or Bylaw, and consent to the holding of any such meeting without notice. The President or such other person so designated by the Board of Directors shall have authority to give a written proxy in the name of this Company and under its corporate seal to vote at any meeting of the stockholders of any other Corporation all or any shares of stock of such Corporation owned by this Company, upon any question that may be presented at such meeting, with full power to waive any notice of such meeting required by statute or Bylaw, and to consent to the holding of any such meeting without notice.

         Section 32. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the word "Seal."

                                   ARTICLE VI

                          Amendment or Repeal of Bylaws

         Section 33. Amendment or Repeal. These Bylaws may be altered or repealed by the Board of Directors at any regular or special meeting or by unanimous written consent of the Board, or by the stockholders, or by unanimous written consent of the stockholders eligible to vote, as provided by law.